SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 16, 2005

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4600
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On February 16, 2005, First Union Real Estate Equity and Mortgage Investments (“First Union”) entered into a Securities Purchase Agreement with Kimco Realty Corporation (“Kimco”) to sell to Kimco 1,000,000 of First Union’s common shares of beneficial interest, par value $1.00 per share, for an aggregate purchase price of $4,000,000.  The sale of the shares which was made in a private transaction under Regulation D of the Securities Act of 1933, as amended, was consummated on February 17, 2005.  First Union incurred no underwriting costs in connection with this sale.

Item 7.01                Regulation FD Disclosure

On February 16, 2005 First Union announced the transaction described in Item 3.02 above.  A copy of this release is attached hereto as exhibit 99.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

10.                                 Securities Purchase Agreement, dated February 16, 2005, between First Union Real Estate Equity and Mortgage Investments and Kimco Realty Corporation.

99                                    Press Release, dated February 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of February, 2005.

FIRST UNION REAL ESTATE EQUITY AND
MORTGAGE INVESTMENTS

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
Chief Operating Officer